                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                        CINERGY ORIGINATION & TRADE, LLC

     This LIMITED LIABILITY COMPANY  AGREEMENT (this  "Agreement"),  dated as of
October 19, 2001, a Delaware  limited  liability  company  (the  "Company"),  is entered into by Cinergy  Wholesale  Energy,  Inc., an Ohio  corporation and sole member of the Company (the "Member");

                                    RECITALS
                                    --------

     WHEREAS,  the  Company was formed on October 19,  2001,  by an  "authorized person"  within the meaning of the Delaware  Limited  Liability  Company Act (as amended from time to time, the "Act");

     WHEREAS,  in  accordance  with  Section  18-201  (d) of the Act,  it is the intention  of the  Member  that the  Agreement  be  effective  as of the date of formation, October 19, 2001;

     WHEREAS,  the Member holds the sole limited  liability  company interest in the Company as of October 19, 2001; and

     WHEREAS,  the Member desires to set forth its understandings  regarding its rights, obligations and interests with respect to the affairs of the Company and the conduct of its business.

     NOW,  THEREFORE,  in  consideration  of the agreements and  obligations set forth  herein and for other good and  valuable  consideration,  the  receipt and sufficiency  of which are  hereby  acknowledged,  the  Member  hereby  agrees as follows:

                                    ARTICLE I

                                   Definitions
                                   -----------

     Section 1.1 Definitions.  Capitalized  terms used but not otherwise defined herein shall have  the meanings assigned to them in the Act.

                                   ARTICLE II

                               General Provisions
                               ------------------

     Section 2.1 Company Name. The name of the Company is "Cinergy Origination &
Trade,  Inc." The business of the Company may be conducted upon  compliance with all applicable laws under any other name designated by the member(s).

     Section 2.2 Registered Office; Registered Agent.

          (a) The Company  shall  maintain a  registered  office in the State of
     Delaware at, and the name and address of the Company's  registered agent in the State of Delaware is,  Corporation  Trust Company,  1209 Orange Street,
     Wilmington, Delaware, 19801.

          (b) The  business  address of the Company is 139 East  Fourth  Street,
     Cincinnati, Ohio, 45201, or such other place as the Member shall designate.

     Section 2.3 Nature of Business Permitted;  Powers. The Company may carry on any lawful  business,  purpose or activity.  The Company  shall  possess and may exercise all the powers and privileges granted by the Act or by any other law or by this Agreement,  together with any powers incidental  thereto, so far as such powers and privileges  are necessary or convenient to the conduct,  promotion or attainment of the business purposes or activities of the Company.

     Section  2.4  Business  Transactions  of a  Member  with  the  Company.  In accordance  with Section 18-107 of the Act, a member may transact  business with the  Company  and,  subject to  applicable  law,  shall have the same rights and obligations with respect to any such matter as a person who is not a member.

     Section 2.5 Fiscal Year. The fiscal year of the Company (the "Fiscal Year")
for financial statement purposes shall end on December 31 of each year.

     Section 2.6 Effective  Date. In accordance  with Section  18-201 (d) of the
Act, it is the intention of the Member that the Agreement be effective as of the date of formation, October 19, 2001.

                                   ARTICLE III

                                    Member(s)
                                    ---------

     Section 3.1  Admission of Member(s).  The Member is hereby  admitted to the
Company in respect of an Interest (as defined in Section 3.2), which is the sole
Interest  outstanding as of the effective time of this Agreement.  New member(s)
shall be admitted only with the approval of the Member.

     Section 3.2  Interests.  The Company  shall be authorized to issue a single class of  limited  liability  company  interest  (as  defined  in the  Act,  the
"Interest"),  which shall  include  any and all  benefits to which the holder of such Interest may be entitled in this  Agreement,  together with all obligations of such  person to  comply  with the terms  and  provisions  of this  Agreement.
Interests may, but need not be, evidenced by a certificate of limited  liability company interest issued by the Company.

     Section 3.3 Liability of Member(s).

          (a) All debts,  obligations  and  liabilities of the Company,  whether arising  in  contract,  tort or  otherwise,  shall  be  solely  the  debts, obligations  and  liabilities  of the  Company,  and  no  member  shall  be obligated  personally  for any such debt,  obligation  or  liability of the
     Company solely by reason of being a member.

          (b) Except as otherwise  expressly required by law, a member shall not have any liability in excess of (i) the amount of its capital  contribution to the Company,  (ii) its share of any assets and undistributed  profits of the Company, (iii) its obligation to make other payments, if any, expressly provided for in this Agreement or any amendment  hereto and (iv) the amount of any distributions wrongfully distributed to it.

     Section 3.4 Access to and Confidentiality of Information; Records.

          (a) Any member  shall have the right to obtain from the  Company  from time to time upon reasonable demand for any purpose  reasonably  related to the member's  interest as a member of the Company,  the documents and other information described in Section 18-305(a) of the Act.

          (b) Any demand by a member  pursuant  to this  Section 3.4 shall be in writing and shall state the purpose of such demand.

     Section 3.5 Meetings of Member(s).

          (a) Meetings of the member(s) may be called at any time by any member.

          (b) Except as otherwise  provided by law, if additional  member(s) are admitted,  a majority of the  member(s),  determined in proportion to their respective interests in the Company,  entitled to vote at the meeting shall constitute a quorum at all meetings of the member(s).

          (c) Any  action  required  to or which  may be taken at a  meeting  of member(s) may be taken without a meeting,  without prior notice and without a vote,  if a consent or consents in writing,  setting  forth the action so taken, shall be signed by all member(s).

          (d) Regular meetings of the member(s) shall be held at least annually.
     Member(s) may participate in a meeting by means of conference  telephone or
     similar   communications   equipment   by  means  of  which   all   persons
     participating  in the meeting can hear each other,  and  participation in a meeting by such means shall constitute presence in person at such meeting.

     Section 3.6 Vote. Except as specifically set forth herein, the business and affairs  of the  Company  shall be  managed  by or under  the  direction  of the member(s) by majority vote.

     Section 3.7 Notice.  Meetings of the  member(s)  may be held at such places and at such times as the member(s) may from time to time  determine.  Any member may at any time call a meeting  of the  member(s).  Written  notice of the time, place,  and purpose of such meeting  shall be served by  registered or certified prepaid,  first class mail, via overnight  courier using a nationally  reputable courier,  or by fax or cable,  upon each  member and shall be given at least two
(2) business days prior to the time of the meeting.  No notice of a meeting need be given to any member if a written waiver of notice,  executed  before or after the meeting by such member thereunto duly authorized,  is filed with the records of the  meeting,  or to any member who attends the  meeting  without  protesting prior thereto or at its  commencement the lack of notice to him or her. A waiver of notice need not specify the purposes of the meeting.

     Section 3.8 Delegation of Powers.  Subject to any  limitations set forth in the Act, the member(s) may delegate any of its powers to officers of the Company or to committees  consisting  of persons who may or may not be member(s).  Every officer or committee  shall,  in the exercise of the power so delegated,  comply with any restrictions that may be imposed on them by the member(s).

     Section 3.9  Withdrawals  and Removals of Member(s).  No member may resign, withdraw or be removed as a member of the Company without the written consent of all of the member(s).

                                   ARTICLE IV

                                   Management
                                   ----------

     Section 4.1 General.  Except as specifically set forth herein, the business and affairs of the Company  shall be managed by and under the  direction  of the
Member,  or, if  additional  members are admitted,  the members,  who shall have full,  exclusive and complete  discretion to manage and control the business and affairs of the Company as would (if the Company were a  corporation)  be subject to control by a board of directors, to make all decisions affecting the business and affairs of the Company and to take all such actions as it deems necessary or appropriate to accomplish  the purposes of the Company as set forth herein.  The
Member or members shall serve  without  compensation  from the Company,  and the
Member or members shall bear the cost of its participation in meetings and other activities of the Company.

     Section 4.2 Officers.

          (a) Election,  Term of Office.  Officers shall be elected  annually by the member(s).  Except as provided in paragraphs (b) or (c) of this Section
     4.1, each officer  shall hold office until his or her successor  shall have been chosen and qualified.  Any two offices,  except those of the President and the  Secretary,  may be held by the same person,  but no officer  shall execute,  acknowledge or verify any instrument in more than one capacity if such  instrument  is  required  by law or this  Agreement  to be  executed, acknowledged or verified by any two or more officers.

          (b)  Resignations  and  Removals.  Any  officer  may resign his or her office at any time by delivering a written  resignation  to the  member(s).
     Unless otherwise specified therein, such resignation shall take effect upon delivery.  Any officer may be removed from office with or without  cause by either the member(s) or the President.

          (c) Vacancies and Newly Created Offices. If any vacancy shall occur in any office by reason of death,  resignation,  removal,  disqualification or other cause, or if any new office shall be created, such vacancies or newly created  offices may be filled by the  President,  subject to approval  and election by the member(s).

          (d) Conduct of Business.  Subject to the provisions of this Agreement, the  day-to-day  operations of the Company shall be managed by its officers and such officers  shall have full power and authority to make all business decisions,  enter  into all  commitments  and take such  other  actions  in connection  with the  business and  operations  of the Company as they deem
     appropriate.   Such  officers  shall  perform  their  duties  in  a  manner consistent with this Agreement and with directions  which may be given from time to time by the member(s).

          (e) President. Subject to the further directives of the member(s), the
     President  shall have general and active  management of the business of the
     Company  subject to the  supervision of the  member(s),  shall see that all orders and  resolutions  of the member(s) are carried into effect and shall have  such  additional  powers  and  authority  as  are  specified  by  the provisions of this Agreement.

          (f)  Secretary.  The  Secretary  shall  attend  all  meetings  of  the member(s)  and record all the  proceedings  of the meetings and all actions taken  thereat in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given,  notice of all meetings of the  member(s),  and shall perform  such other  duties as may be  prescribed  by the  member(s) or the
     President.  The Assistant Secretary, if there be one, shall, in the absence of the  Secretary  or in the  event of the  Secretary's  inability  to act, perform  the duties and  exercise  the  powers of the  Secretary  and shall perform such other duties and have such other powers as the  member(s)  may from time to time prescribe.

          (g) Other  Officers.  The member(s) from time to time may appoint such other officers or agents as it may deem advisable,  each of whom shall have such title,  hold office for such period,  have such  authority and perform such duties as the  member(s)  may  determine in its sole  discretion.  The member(s)  from time to time may delegate to one or more officers or agents the power to  appoint  any such  officers  or agents  and  prescribe  their respective rights, terms of office, authorities and duties.

          (h)  Officers as Agents;  Authority.  The  officers,  to the extent of their powers set forth in this  Agreement  and/or  delegated to them by the member(s),  are agents and  managers  of the Company for the purpose of the
     Company's  business,  and the actions of the officers  taken in  accordance with such powers shall bind the Company.

     Section 4.3 Reliance by Third Parties. Persons dealing with the Company are entitled to rely  conclusively  upon the power and  authority  of the  member(s)
herein set forth.

     Section 4.4 Expenses.  Except as otherwise provided in this Agreement,  the
Company shall be responsible  for and shall pay all expenses out of funds of the
Company  determined by the member(s) to be available for such purpose,  provided that such  expenses  are those of the Company or are  otherwise  incurred by the member(s) in connection with this Agreement, including, without limitation:

          (a) all  expenses  related  to the  business  of the  Company  and all routine administrative  expenses of the Company,  including the maintenance of books and records of the Company,  the  preparation  and dispatch to any member(s) of checks,  financial  reports,  tax returns and notices required pursuant  to this  Agreement  or in  connection  with  the  holding  of any meetings of the member(s);

          (b) all  expenses  incurred  in  connection  with  any  litigation  or arbitration  involving the Company (including the cost of any investigation and  preparation)  and the amount of any  judgment  or  settlement  paid in connection therewith;

          (c) all expenses for indemnity or contribution  payable by the Company to any person;

          (d) all expenses incurred in connection with the collection of amounts due to the Company from any person;

          (e) all  expenses  incurred  in  connection  with the  preparation  of amendments to this Agreement; and

          (f) expenses incurred in connection with the liquidation,  dissolution and winding up of the Company.

                                    ARTICLE V

                                     Finance
                                     -------

     Section  5.1 Form of  Contribution.  The  contribution  of a member  to the
Company  must be in cash or  property,  provided  that if there is more than one member,  all member(s) must consent in writing to contributions of property.  To the extent there is more than one member,  additional  contributions in the same proportion  shall  be made by each  member,  except  as may be  approved  by all member(s).

                                   ARTICLE VI

                                  Distribution
                                  ------------

     Section 6.1 Distribution in Kind. Notwithstanding the provisions of Section
18-605 of the Act, a member may  receive  distributions  from the Company in any form other than cash, and may be compelled to accept a distribution of any asset in kind from the Company.

                                   ARTICLE VII

                             Assignment of Interests
                             -----------------------

     Section 7.1  Assignment of Interests.  A Member may assign and transfer all or any part of its Interest upon the written  consent of all other  members,  if any.  Provided  that a transfer is permitted in  accordance  with the  preceding sentence and the transferee agrees to be bound by the terms of this Agreement by executing a counterpart  hereto,  such transferee  shall be deemed admitted as a member  of  the  Company  to  the  extent  of  such  transferred  Interest,  and immediately  thereafter the transferor  shall be deemed withdrawn as a member of the Company to the extent of such transferred Interest.

                                  ARTICLE VIII

                                   Dissolution
                                   -----------

     Section 8.1 Duration. The duration of the Company shall be perpetual.

     Section 8.2 Winding Up.  Subject to the  provisions  of the Act, the Member or, if  additional  member(s) are  admitted,  the  member(s)  (acting by written consent of all member(s)) shall have the right to wind up the Company's  affairs in  accordance  with  Section  18-803 of the Act (and shall  promptly do so upon dissolution of the Company) and shall also have the right to act as or appoint a liquidating trustee in connection therewith.

     Section 8.3 Distribution of Assets. Upon the winding up of the Company, the assets shall be distributed in the manner provided in Section 18-804 of the Act.

                                   ARTICLE IX

                              Tax Characterization
                              --------------------

     Section 9.1 Tax Treatment.  The Company shall make all necessary  elections and filings for federal, state, and local tax purposes.

                                    ARTICLE X

                         Exculpation and Indemnification
                         -------------------------------

     Section 10.1  Exculpation.  Notwithstanding  any other  provisions  of this
Agreement,  whether  express  or  implied,  or  obligation  or duty at law or in
equity,  any  member,  or  any  officers,  directors,  stockholders,   partners,
employees,  representatives or agents of any of the foregoing,  nor any officer, employee,  representative,  Manager  or  agent  of  the  Company  or  any of its affiliates  (individually,  a "Covered  Person" and  collectively,  the "Covered
Persons")  shall be liable to the  Company  or any other  person  for any act or omission (in relation to the Company,  this Agreement,  any related  document or any transaction or investment  contemplated  hereby or thereby) taken or omitted in good faith by a Covered Person and in the reasonable  belief that such act or omission is in or is not  contrary to the best  interests  of the Company and is within the scope of authority  granted to such Covered  Person by the Agreement,
provided  that  such  act  or  omission  does  not  constitute  fraud,   willful
misconduct, bad faith, or gross negligence.

     Section 10.2  Indemnification.  To the fullest extent permitted by law, the
Company shall  indemnify and hold harmless each Covered  Person from and against any and all losses, claims, demands,  liabilities,  expenses,  judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, in which the Covered Person may be involved,  or threatened to be involved, as a party or otherwise,  by reason of its  management  of the affairs of the Company or which relates to or arises out of the Company or its property,  business or affairs. A
Covered Person shall not be entitled to indemnification  under this Section 10.2 with  respect  to any claim,  issue or matter in which it has  engaged in fraud, willful misconduct, bad faith or gross negligence.

                                   ARTICLE XI

                                  Miscellaneous
                                  -------------

     Section 11.1 Amendment to this Agreement.  Except as otherwise  provided in this  Agreement,  this  Agreement  may be  amended  by,  and only by, a  written instrument  executed by the Member or, if  additional  member(s)  are  admitted, unanimous consent of the member(s).

     Section  11.2  Successors;  Counterparts.  Subject  to Article  VIII,  this
Agreement  (a) shall be binding as to the  executors,  administrators,  estates, heirs,  assigns and legal  successors,  or nominees or  representatives,  of the
Member or, if additional  member(s)  are admitted,  the member(s) and (b) may be executed  in  several  counterparts  with  the  same  effect  as if the  parties executing the several counterparts had all executed one counterpart.

     Section 11.3 Governing Law; Severability.  This Agreement shall be governed by and  construed in accordance  with the laws of the State of Delaware  without giving effect to the principles of conflict of laws thereof. In particular, this
Agreement  shall be construed to the maximum extent  possible to comply with all the terms and conditions of the Act. If, nevertheless, it shall be determined by a court  of  competent  jurisdiction  that any  provisions  or  wording  of this
Agreement shall be invalid or  unenforceable  under the Act or other  applicable law,  such  invalidity  or  unenforceability  shall not  invalidate  the  entire
Agreement  and this  Agreement  shall be  construed  so as to limit  any term or provision  so as to make it  enforceable  or valid  within the  requirements  of applicable law, and, in the event such term or provisions  cannot be so limited, this Agreement shall be construed to omit such invalid or unenforceable terms or provisions.  If it shall be determined by a court of competent jurisdiction that any provisions  relating to the  distributions and allocations of the Company or to any  expenses  payable by the  Company  are  invalid or  unenforceable,  this
Agreement  shall be construed or interpreted so as (a) to make it enforceable or valid and (b) to make the distributions and allocations as closely equivalent to those set forth in this Agreement as is permissible under applicable law.

     Section 11.4 Filings.  Cecilia Temple was an "authorized person" within the meaning of the Act for purposes of filing the original  Certificate of Formation of the Company  with the State of Delaware on October 19,  2001.  Following  the
execution  and delivery of this  Agreement,  the Member shall be an  "authorized person" within the meaning of the Act, and shall prepare any documents  required to be filed and recorded under the Act, and the Member shall promptly cause each such document  required to be filed and recorded in accordance with the Act and, to the extent  required by local law, to be filed and recorded or notice thereof to be  published  in the  appropriate  place in each  jurisdiction  in which the
Company may  hereafter  establish  a place of  business.  The Member  shall also promptly cause to be filed, recorded and published such statements of fictitious
business  name  and  any  other  notices,  certificates,   statements  or  other
instruments required by any provision of any applicable law of the United States or any state or other  jurisdiction  which  governs the conduct of its  business from time to time.

     Section  11.5  Headings.  Section  and  other  headings  contained  in this
Agreement  are for  reference  purposes  only and are not  intended to describe, interpret,  define  or  limit  the  scope or  intent  of this  Agreement  or any provision hereof.

     Section 11.6 Further Assurances.  Each member agrees to perform all further acts and execute,  acknowledge  and deliver any documents that may be reasonably necessary to carry out the provisions of this Agreement.

     Section 11.7 Notices. All notices, requests and other communications to any member shall be in writing  (including  telecopier or similar writing) and shall be given to such member (and any other person  designated by such member) at its address or telecopier  number set forth in a schedule  filed with the records of the  Company  or such  other  address or  telecopier  number as such  member may hereafter specify for the purpose by notice. Each such notice,  request or other communication shall be effective (a) if given by telecopier, when transmitted to the number specified  pursuant to this Section and the appropriate  confirmation is  received,  (b) if given  by  mail,  72 hours  after  such  communication  is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (c) if given by any other  means,  when  delivered  at the address  specified pursuant to this Section.

     Section 11.8 Books and Records;  Accounting.  The Member or, if  additional member(s)  are  admitted,  the  member(s)  shall keep or cause to be kept at the address of the Company (or at such other place as the member(s)  shall determine in their discretion) true and full books and records regarding the status of the business and financial condition of the Company.

     IN WITNESS WHEREOF,  the undersigned has duly executed this Agreement as of the date first above written.

                                             CINERGY WHOLESALE ENERGY, INC.

                                             By:  __________________________
                                                      Michael J. Cyrus
                                                      President